UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31332 (Commission File Number)	33-0264467 (IRS Employer Identification No.)

30452 Esperanza

Rancho Santa Margarita, California 92688

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2015, Liquidmetal Technologies, Inc. (the “Company”) adopted a new form of indemnification agreement (the “New Indemnification Agreement”) to be entered into by new directors and officers and directors and officers who have not signed the Company’s existing form of indemnification agreement. The New Indemnification Agreement supplements the Company’s existing form of indemnification agreement, its bylaws and Delaware law in providing certain indemnification rights to the Company’s directors and officers. The New Indemnification Agreement provides, among other things, that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law (and to any greater extent that Delaware law may in the future permit). The New Indemnification Agreement provides procedures for the determination of a director’s and/or officer’s right to receive indemnification and the advancement of expenses. Subject to the express terms of the New Indemnification Agreement, the Company’s obligations under the New Indemnification Agreement continue even after a covered party ceases to be a director and/or officer of the Company.

In connection with the appointment of Mr. Walter Weyler to the Board of Directors (the “Board”) of the Company, the Company entered into the New Indemnification Agreement with Mr. Weyler on September 30, 2015.

In addition, on, and effective as of, September 30, 2015, the Board adopted an amended and restated form of indemnification agreement (the “Revised Indemnification Agreement”), which will supersede and replace the existing form of indemnification agreement previously entered into by certain of the Company’s directors and officers. The Revised Indemnification Agreement amends the existing indemnification agreement to incorporate the terms and provisions of the New Indemnification Agreement.

The foregoing description of the New Indemnification Agreement and the Revised Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Indemnification Agreement and the Revised Indemnification Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, hereto and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On, and effective as of, September 30, 2015, the Board amended and restated the Company’s bylaws, as amended (the “Amended and Restated Bylaws”). The amendments reflected in the Amended and Restated Bylaws include (1) the adoption of procedures governing the submission of proposals by one or more stockholders for consideration by stockholders of the Company at stockholders meetings, (2) the adoption of procedures governing the nomination by one or more stockholders of candidates for election to the Board, (3) mandated disclosures regarding any such stockholder proposal or nominee, (4) the reservation of the power to call a special meeting of the stockholders to the Board alone, (5) the designation of the Delaware Chancery Court as the exclusive forum for disputes and (6) provisions regarding the stockholder vote required to amend certain designated bylaws.

The foregoing does not purport to be a complete description of the Amended and Restated Bylaws and is qualified by reference to the full text of the Amended and Restated Bylaws, which is filed herewith as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Liquidmetal Technologies, Inc.
10.1	Form of New Indemnification Agreement
10.2	Form of Revised Indemnification Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

	By:	/s/ Thomas Steipp
Thomas Steipp,
President and Chief Executive Officer
Date: October 5, 2015

EXHIBIT LIST

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Liquidmetal Technologies, Inc.
10.1	Form of New Indemnification Agreement
10.2	Form of Revised Indemnification Agreement